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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF EARLIEST EVENT REPORTED: FEBRUARY 1, 2007


                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)


                         COMMISSION FILE NUMBER 1-13167

                                      TEXAS
         (State or other jurisdiction of incorporation or organization)

        Internal Revenue Service - Employer Identification No. 74-1611874

                15835 Park Ten Place Drive, Houston, Texas, 77084
                                 (281) 749-7800
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01         REGULATION FD DISCLOSURE

     The Company's Fleet Status Report at February 1, 2007 is attached hereto as
Exhibit 99.1. Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 18 of the Exchange Act. The Fleet Status Report has also been posted on the Company's website at www.atwd.com. All changes from the Company's last Fleet Status Report dated January 23, 2007 are highlighted in yellow on the Company's website.

     As noted in the attached Fleet Status Report, operating costs in December 2006 for most of our drilling units reflect some degree of volatility. Factors impacting high operating costs during the first quarter of fiscal year 2007 were end of calendar year bonuses paid to rig shorebase personnel; start-up costs associated with rigs commencing operations in new drilling areas (VICKSBURG in Thailand), (ATWOOD BEACON in India) and (SEAHAWK in West Africa); additional costs associated with shipyard periods (ATWOOD FALCON and ATWOOD BEACON) and higher than normal maintenance costs incurred on the ATWOOD HUNTER during the fourteen zero rate days in December when the rig was undergoing required regulatory inspections. At this time, there are no planned downtimes for any of our rigs for the remainder of fiscal year 2007. The VICKSBURG and ATWOOD EAGLE currently have planned required regulatory inspections during the first quarter of fiscal year 2008 that could be moved forward to the fourth quarter of fiscal year 2007 depending upon each rig's operating schedule. With no planned downtime periods for the remainder of fiscal year 2007 (assuming the VICKSBURG and ATWOOD EAGLE required inspections remain as of now scheduled for the first quarter of fiscal year 2008), there should be less volatility in operating costs for the remainder of fiscal year 2007.

     The ATWOOD FALCON had an average operating cost during the first quarter of fiscal year 2007 of $95,000 per day due to expensing certain costs incurred in the shipyard upgrade period. With the expensing of these costs now complete, we expect ongoing operating costs for the ATWOOD FALCON to be between $45,000 and $50,000. The ATWOOD SOUTHERN CROSS is also expected to have average daily operating costs in the Black Sea between $45,000 and $50,000. Operating costs for the ATWOOD EAGLE and ATWOOD HUNTER is expected to be around $85,000 and $55,000, respectively. Operating costs for our bottom supported drilling units are expected to average between $30,000 and $35,000 per day for the ATWOOD BEACON and RICHMOND and $35,000 to $40,000 for the VICKSBURG, which is incurring higher operating costs in Thailand than when it worked in Malaysia. The SEAHAWK is expected in incur operating costs between $60,000 and $70,000 per day (including amortization of certain deferred costs) while continuing to work in a start-up enivornment offshore Equatorial Guinea. Operating costs will vary for all rigs depending upon each rig's specific operating activities. As shown from the high costs incurred in the first quarter of fiscal year 2007, the daily operating cost estimates above may increase when a rig is being relocated to a new drilling location, when a rig is undergoing required inspections or when a rig is undergoing extraordinary maintenance or equipment replacement.

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2006, filed with the Securities and Exchange Commission.

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ITEM 9.01         EXHIBITS

EXHIBIT 99.1    FLEET STATUS REPORT FEBRUARY 1, 2007




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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ATWOOD OCEANICS, INC.
                                              (Registrant)



                                              /s/ James M. Holland
                                              James M. Holland
                                              Senior Vice President

                                              DATE:    February 1, 2007


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                                  EXHIBIT INDEX


EXHIBIT NO.                          DESCRIPTION

99.1                        Fleet Status Report at February 1, 2007












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